UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 31, 2015

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Named Executive Officer Base Salaries

In order to better align compensation incentives with long-term shareholder interest, reduce operating expenses and to improve EBITDA, effective August 31, 2015, the Board of Directors (the “Board”) of PCTEL, Inc. (the “Company”) approved a reduction in the base salaries of the named executive officers which were set at its meeting on March 19, 2015, and concurrently therewith a grant to each named executive officer of the number of shares of the Company’s common stock reflected below, which will vest one year from the date of grant:

Officer Name	Title	Base Salary Effective April 1, 2015	Base Salary Effective September 1, 2015	Number of Shares Granted
Martin H. Singer	Chairman of the Board & Chief Executive Officer	$495,000	$445,500	14,100
John W. Schoen	Senior Vice President & Chief Financial Officer	$290,000	$261,000	8,300
Jeffrey A. Miller	Senior Vice President of Global Sales, Connected Solutions; General Manager, Site Solutions[1]	$300,000	$291,000	2,600
David A. Neumann	Senior Vice President & General Manager, RF Solutions	$265,000	$238,500	7,600
Anthony Kobrinetz	Vice President, Site Solutions Operations, CTO and Export Compliance Officer[2]	$215,000	$212,850	700

Modification of 2015 Short Term Incentive Plan

On March 19, 2015, the Board adopted and approved the Company’s Short-Term Incentive Plan for 2015 (the “2015 STIP”). The material terms of the 2015 STIP included that all incentives awarded thereunder would be paid in cash. On August 31, 2015, the Board approved a modification to the 2015 STIP to the effect that any incentives earned thereunder by a named executive officer and certain other executives and key managers in accordance with the terms thereof, as described in the Company’s Current Report on Form 8-K filed on March 26, 2015, shall instead be paid in shares of the Company’s common stock. The number of shares shall be determined based upon the closing price of the Company’s common stock as reported by NASDAQ on the effective date of the award.

[1]	On September 1, 2015, Mr. Miller was appointed as Senior Vice President, Global Sales - RFS.
[2]	On August 1, 2015, Mr. Kobrinetz was appointed as Vice President, Meridian Product Management, and Chief Technology Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2015

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer